Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233615 on Form S-8 and Registration Statement No. 333-255898 on Form F-3 of our report dated April 30, 2020, relating to the consolidated financial statements of Jiayin Group Inc. for the year ended December 31, 2019, appearing in this Annual Report of Jiayin Group Inc. on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29, 2022